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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                             ----------------------
                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

  Filed by the Registrant [X]
  Filed by a Party other than the Registrant [ ]

  Check the appropriate box:
  [ ]    Preliminary Proxy Statement         [ ]   Confidential, for Use of the
  [X]    Definitive Proxy Statement                Commission Only (as permitted
  [ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
  [ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                ARIS CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

--------------------------------------------------------------------------------
    (NAME OF PERSON(s) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
        0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
        (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
        (5) Total fee paid:
        ------------------------------------------------------------------------

    [ ] Fee paid previously with preliminary materials.

    [ ] Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount Previously Paid:
                                   ---------------------------------------------
        (2) Form, Schedule or Registration Statement no.:
                                                         -----------------------
        (3) Filing Party:
                         -------------------------------------------------------
        (4) Date Filed:
                       ---------------------------------------------------------

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
                                [ARIS LETTERHEAD]

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 21, 2000


To Aris Corporation Shareholders:

      Notice is hereby given, that the Special Meeting of Shareholders of Aris Corporation, a Washington corporation (the "Company"), will be held on Thursday, December 21, 2000 at 5:00 p.m. at the offices of the Company, 2229 - 112th Avenue NE, Bellevue, Washington 98004, for the following purposes:

      1. To consider and act upon a proposal to approve an amendment to the Company's 1998 Employee Stock Purchase Plan (the "ESPP") to increase the number of shares of Common Stock reserved for issuance under the ESPP from 500,000 to 800,000 shares, as recommended by the Board of Directors.

      2. To transact such other business as may properly come before the meeting and any adjournments thereof.

      Shareholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on Monday, November 13, 2000, the record date fixed by the Board of Directors for such purpose. A list of such shareholders will be available during regular business hours at the Company's corporate headquarters located at 2229 - 112th Avenue NE, Bellevue, Washington, for the ten days before the meeting for inspection by any shareholder for any purpose germane to the meeting.

                              By Order of the Board of Directors,

                              /s/ Kendall W. Kunz

                              KENDALL W. KUNZ
                              President, Chief Executive Officer and Secretary

                              November 29, 2000

SHAREHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE BY RETURN MAIL.

                                ARIS CORPORATION
                             2229 - 112TH STREET NE
                           BELLEVUE, WASHINGTON 98004

                                 PROXY STATEMENT

                                NOVEMBER 29, 2000

      Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Aris Corporation (the "Company") for use at the Special Meeting of Shareholders of the Company to be held on Thursday, December 21, 2000 at 5:00 p.m. at the offices of the Company, 2229-112th Avenue NE, Bellevue, Washington, or at any adjournments thereof (the "Special Meeting"). It is anticipated that this Proxy Statement and the accompanying proxy will be first mailed to shareholders on or about November 29, 2000.

      Only shareholders of record as of the close of business on November 13, 2000 (the "Record Date") will be entitled to vote at the meeting and any adjournments thereof. As of the Record Date, 11,435,754 shares of Common Stock of the Company were issued and outstanding. Each share outstanding as of the Record Date will be entitled to one vote, and shareholders may vote in person or by proxy. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote in person. Any shareholder delivering a proxy has the right to revoke it by written notice to the Secretary at any time before it is exercised.

      The representation in person or by proxy of at least a majority of all shares of Common Stock issued, outstanding and entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Abstentions and broker "non-votes" with respect to all other matters being submitted to shareholders, are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      Shareholders may vote in favor of the proposal, or against the proposal, or abstain from voting. An affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on each such matter is required for approval. Abstentions will have the practical effect of voting against each such matter since they are included in the number of shares present and voting on each such matter. Shares subject to broker "non-votes" are not considered to have been voted for the particular matter and have the practical effect of reducing the number of affirmative votes required to achieve a majority for such matter by reducing the total number of shares from which the majority is calculated.

      Each of the persons named as proxies in the proxy is an officer of the Company. All properly executed proxies returned in time to be cast at the meeting will be voted.

      The Board of Directors knows of no other matter to be presented at the meeting. If any other matter should be presented at the meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxies.

             PROPOSAL TO AMEND THE 1998 EMPLOYEE STOCK PURCHASE PLAN

      The aggregate number of shares of Common Stock reserved for issuance under the Company's 1998 Employee Stock Purchase Plan (the "ESPP") is 500,000 shares. The Board of Directors has adopted and recommended to the shareholders that they approve an amendment to the ESPP to increase the number of shares reserved for issuance pursuant to the ESPP to 800,000 shares.

      The Board of Directors believes that the ESPP provides the Company with a further equity-based compensation incentive with which the Company can continue to attract, motivate and retain key employees, thereby maximizing shareholder value.

      In 1998 and 1999, the Company issued an aggregate of 129,926 and 172,310 shares, respectively, to the Participants of the ESPP. Due to the volatility of the Company's Common Stock during the first six months of 2000, the Company issued 135,611 during the first offering period of 2000 and expects to exceed the 500,000 shares currently reserved under the ESPP during the current purchase period (the lower current share price of the Company's Common Stock relative to the price of such Common Stock during 1998 and 1999 means that Participants are able to acquire significantly more shares for the same dollar contribution).

      Approval of the proposal to amend the ESPP will require an affirmative vote of a majority of the outstanding shares of Common Stock of the Company represented in person or by proxy at the Special Meeting entitled to vote. The Board of Directors believes the amendment to the ESPP is in the best interests of the Company and its shareholders and recommends a vote FOR the approval of the proposal to amend the ESPP.

              DESCRIPTION OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN

PURPOSE

      The ESPP provides a means for qualified employees of the Company and its designated subsidiaries to purchase shares of the Company's common stock under favorable terms through payroll deductions.

SHARES SUBJECT TO THE ESPP

      The ESPP currently authorizes 500,000 shares of common stock to be sold to employees electing to participate in the ESPP. Subject to the approval of this Proposal by our shareholders, the number of shares of Common Stock reserved for issuance under the ESPP will be increased by 300,000 shares, to a total of 800,000 shares.

ADMINISTRATION

      The ESPP is administered by a Company executive officer designated by the Board or the Compensation Committee, except for those items expressly reserved to the Board or the Compensation Committee under the ESPP. Any discretionary decisions will be applicable equally to all eligible employees. Employees of subsidiaries are eligible to participate in the ESPP only if the Board or the Compensation Committee has designated the subsidiary as eligible for participation.

ELIGIBILITY

      To be eligible to participate in the ESPP, employees must have been with the Company for at least ninety days, work more than 20 hours each week and own less than 5% of the Company's stock. The Plan Administrator has the ability to reduce the minimum hourly requirement for future offering periods. The ESPP could also include a provision limiting participation to employees who work more than five months a year.

      Eligible employees may authorize payroll deductions in whole percentages up to 10% of their regular cash compensation in payment of the discounted purchase, subject to a maximum fair market value purchase amount in any calendar year of $25,000. Participants will be automatically reenrolled in the next offering period unless they have withdrawn from the ESPP. Termination of an employee's employment with the Company for any reason will result in the immediate termination of the employee's participation in the ESPP. Any accumulated payroll deductions will be refunded to the employee, without interest.

OFFERING PERIOD

      The ESPP is divided into two six-month offering and purchase periods beginning on January 1 and July 1 of each year. At the end of each purchase period, eligible participating employees will purchase shares of the Company's Common Stock at a price equal to 85% of the lesser of (a) the fair market value of the Common Stock on the first business day of the offering period or (b) the fair market value of Common Stock on the last business day of the purchase period. The Board or the Compensation Committee can establish different offering periods and purchase periods. A purchase period may be the same as the offering period or may be shorter consecutive periods within the offering period, as determined by the Board or the Compensation Committee. The Board or the Compensation Committee can also decrease the amount of the discount for future offering periods.

UNITED STATES FEDERAL INCOME TAX INFORMATION

      The federal income tax information set forth below describes the tax consequences for the Company and ESPP participants only with respect to participants who are employed in the United States. Tax consequences for ESPP participants employed in countries other than the United States will differ.

      Rights granted under the ESPP are intended to qualify for the favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

      A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. In addition, the excess of the fair market value of the stock at the time of purchase of the shares of Common Stock over the purchase price may be subject to employment taxes. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

      If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price, determined as of the beginning of the offering period, will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

      If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of the sale or disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

      There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the ESPP. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

      The following table sets forth as of the Record Date certain information regarding the beneficial ownership of the Company's outstanding Common Stock by:
(i) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock; (ii) each director and director nominee of the Company, (iii) each of the Named Executive Officers for whom compensation is reported in this Proxy Statement and (iv) all directors and executive officers of the Company as a group. Based on information furnished by the beneficial owners to the Company, and except as otherwise noted and subject to community property laws where applicable, the Company believes that the beneficial owners listed below have sole voting and investment power with respect to such shares.

          NAME AND ADDRESS                 AMOUNT AND NATURE OF           PERCENT
         OF BENEFICIAL OWNER              BENEFICIAL OWNERSHIP(1)         OF CLASS
--------------------------------------    -----------------------     -----------------
 5% OWNERS:

 Paul Y. Song                                  3,743,286(2)                32.7%
   2229 112th Street NE
   Bellevue, Washington 98004

 Tina J. Song                                  3,743,286(3)                32.7%
   2229 112th Street NE
   Bellevue, Washington 98004

 AHS LLC                                         650,000                    5.7%
   3700 First Interstate Center
   999 Third Avenue
   Seattle, Washington  98104

 WM Advisors Inc (WA)                          1,375,600(4)                12.0%
   1201 Third Avenue
   22nd Floor
   Seattle, Washington  98101

 Wellington Management Company, LLP            1,245,000(4)                10.9%
   75 State Street
   Boston, MA  02109

 DIRECTORS AND NAMED EXECUTIVE
   OFFICERS:

 Kendall W. Kunz                                 341,294(5)                 3.0%

 Thomas W. Averill                                50,704(6)                   *

 William E. Berry                                 78,607(7)                   *

 Carey E. Butler                                      --                      *

 Bruce R. Kennedy                                 25,417(8)                   *

 Barry L. Rowan                                   16,417(9)                   *

 Kenneth A. Williams                              38,217(10)                  *

 All current directors and executive           4,294,246(11)               37.5%
   officers as a group (8 persons)

*  owns less than 1% of the Company's outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Common Stock subject to options currently exercisable or exercisable within sixty (60) days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of the person holding such option but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 650,000 shares owned by AHS LLC, of which Mr. Song is a Manager. Mr. Song has shared voting power of these shares. Also includes 472,000 shares owned by Tina Song, the spouse of Mr. Song.

(3) Includes 650,000 shares owned by AHS LLC, of which Ms. Song is a Manager. Ms. Song has shared voting power of these shares. Also includes 2,621,286 shares owned by Paul Song, the spouse of Ms. Song.

(4) Share ownership determined pursuant to a Form 13F filed by the beneficial owner with the Securities and Exchange Commission for the period ending September 30, 2000.

(5) Includes 101,700 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(6) Includes 29,800 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(7) Includes 406 shares held by the William Berry Trust and 36,449 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(8) Includes 15,417 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(9) Includes 6,417 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(10) Includes 15,417 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.

(11) Includes 200,200 shares of Common Stock subject to options that are exercisable within 60 days of November 13, 2000.


                       COMPENSATION AND OTHER INFORMATION
                          CONCERNING EXECUTIVE OFFICERS

COMPENSATION SUMMARY

      The following table sets forth certain information regarding annual and long-term compensation for services in all capacities to the Company earned by the Company's Chief Executive Officer and the four other executive officers who earned in excess of $100,000 in salary and bonus during fiscal 1999, 1998 and 1997 (the "Named Executive Officers"). The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1999, 1998 or 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                           ANNUAL COMPENSATION(1)  COMPENSATION
                                           ----------------------- ------------
                                                                    SECURITIES
                                                                    UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION      YEAR   SALARY($)   BONUS($)(1)  OPTION(#)    COMPENSATION($)
-------------------------------     ----   ---------   -----------  ----------   ---------------
Kendall W. Kunz................     1999    150,000      12,781       68,500         6,000(2)
President, Chief Executive          1998    150,000      53,007       14,000         6,000(2)
Officer and Secretary               1997    120,000      51,440       80,000         6,000(2)

Paul Y. Song...................     1999    240,000      15,178          0           3,745(2)
Former President and Chief          1998    180,000      70,100          0           4,143(2)
Executive Officer                   1997    150,000      92,897          0           4,214(2)

Thomas W. Averill..............     1999    106,000        --          5,000            --
Vice President of Strategic         1998    106,000       2,090        4,000            --
Planning                            1997     37,500        --            0              --

William E. Berry...............     1999    175,000      16,928       13,000         6,000(2)
Vice President of Enterprise        1998     87,500     162,168       32,849         3,000(2)
Application Solutions               1997         --        --           --              --

Carey E. Butler ...............     1999         --        --           --              --
Vice President of eBusiness         1998         --        --           --              --
Solutions                           1997         --        --           --              --

(1)   Represents payments under the Company's Executive Profit Bonus Plan.

(2)   Represents amount paid by the Company for automobile expenses.

                        OPTION GRANTS IN LAST FISCAL YEAR

      The following table shows information regarding grants of stock options to the Named Executive Officers during the year ended December 31, 1999.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                       ----------------------------------------------------     POTENTIAL REALIZABLE
                                        PERCENT OF                             VALUE AT ASSUMED ANNUAL
                         NUMBER OF    TOTAL OPTIONS                             RATES OF STOCK PRICE
                          SHARES        GRANTED TO                             APPRECIATION FOR OPTION
                        UNDERLYING     EMPLOYEES IN   EXERCISE                         TERM(3)
                          OPTIONS         FISCAL        PRICE    EXPIRATION   ------------------------
        NAME           GRANTED(#)(1)   YEAR(%)(1)(2)  ($/SHARE)     DATE        5%($)          10%($)
--------------------   -------------  --------------  ---------  ----------   --------        --------
Paul Y. Song........         0              --           --          --           --              --
Kendall W. Kunz.....      23,500           1.68         9.313      1/7/09      137,637         348,799
                          45,000           3.21         5.406    10/19/06       99,041         230,807
Thomas W. Averill...       5,000           0.36         9.313      1/7/09       29,284          70,407
William E. Berry ....      5,000           0.36         9.313      1/7/09       29,284          70,407
                           8,000           0.57         5.406    10/19/06       27,200          68,930
Carey E. Butler......        0              --           --            --           --              --

(1) The exercise price per share of each option is equal to the fair market value per share of the underlying Common Stock on the date of grant. All options listed have a ten year term vest over four years, with 20% vesting at the end of each of the first and second years and 30% vesting at the end of each of the third and fourth years.

(2) Options to purchase 1,395,552 shares of Common Stock were granted by the Company to its employees during 1999.

(3) Amounts represent hypothetical gains that could be achieved for the respective options exercised at the end of the option term. These gains are based on assumed rates of appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or sale of the underlying shares. The actual gains, if any, on the stock option exercises will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

                      OPTION EXERCISES AND YEAR-END VALUES

        The following table provides information on stock option exercises by the Named Executive Officers and the number and value of the Named Executive Officers' unexercised options at December 31, 1999.

                   AGGREGATED OPTION EXERCISES DURING 1999 AND
                       OPTION VALUES AT DECEMBER 31, 1999

                                                  TOTAL NUMBER OF                VALUE OF UNEXERCISED
                       SHARES                  UNEXERCISED OPTIONS AT            IN-THE-MONEY OPTIONS
                      ACQUIRED    VALUE          FISCAL YEAR-END(#)            AT FISCAL YEAR-END($)(1)
                         ON      REALIZED   -----------------------------    -----------------------------
        NAME        EXERCISE(#)    ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------  -----------  --------   -----------     -------------    -----------     -------------
Kendall W. Kunz            0         --        42,800          119,700          270,000         612,736
Paul Y. Song               0         --            --               --            --                 --
Thomas W. Averill          0         --        21,300           12,700          184,265          48,770
William E. Berry           0         --        27,849           18,000                0          62,935
Carey E. Butler            0         --            --               --               --              --

(1) This amount is the aggregate number of the outstanding options multiplied by the difference between $11.75 (the closing price of the Common Stock as reported on the Nasdaq National Market on December 31, 1999) and the exercise price of such options.

                            COMPENSATION OF DIRECTORS

      Directors of the Company do not receive cash compensation for their services as directors or members of the committees of the Board of Directors. Each non-employee director is entitled to receive non-discretionary grants of options to purchase the Company's Common Stock pursuant to the provisions of the Company's 2000 Stock Option Plan.

                 EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT
                        AND CHANGE OF CONTROL AGREEMENTS

      The Company has enter into an employment agreement with Kendall Kunz, which provides, among other things, a severance payment equal to one year's salary in the event that Mr. Kunz is terminated as President and Chief Executive Officer without cause. The Company has also entered into an employment agreement with William E. Berry that expires on January 1, 2001.

      The Company and its Named Officers have entered into agreements providing for certain benefits to officers upon the change in control of the Company. The agreements provide for acceleration of vesting following a change in control of the Company. The acceleration of vesting will occur even if the successor entity in the change in control transaction assumes the options. Fifty percent of all unvested options will vest six months after the change of control, and the remaining fifty percent will vest twelve months after the change in control, provided, however, that all unvested options will vest upon the officer's termination following the change in control. In addition to the acceleration of the unvested options, the agreement also provides that if, within 24 months following a change in control of the Company, the officer is involuntarily terminated for any reason other than for disability or "cause," the officer will be entitled to: (i) a severance payment equal to two times his prior year's salary; and (ii) up to twelve month's of Company-paid health insurance benefits. In addition, the agreement provides that if, within 12 months following a change in control of the Company, the officer has not been involuntarily terminated for any reason other than for disability or "cause," the officer will be entitled to a bonus payment equal to the prior year's salary.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The purpose of the Compensation Committee is to review and make recommendations to the Board of Directors regarding all forms of compensation to be provided to the executive officers and directors of the Company and its subsidiaries, including stock compensation and loans, and all bonus and stock compensation to all employees. The Committee members consist of the Company's non-employee directors, Bruce R. Kennedy (chair), Barry L. Rowan and Kenneth A. Williams, who are appointed by and serve at the discretion of the Board of Directors. None of the members of the compensation committee have ever been an officer of the Company.

                              SHAREHOLDER PROPOSALS

      Proposals of shareholders intended for inclusion in the proxy statement to be furnished to all shareholders entitled to vote at the next annual meeting of the Company must be received at the Company's principal executive offices no later than December 1, 2000. In order to curtail controversy as to the date on which a proposal was received by the Company, it is suggested that proponents submit their proposals by Certified Mail--Return Receipt Requested.

                            EXPENSES AND SOLICITATION

      The cost of solicitation of proxies will be borne by the Company, and in addition to soliciting shareholders by mail through its regular employees, the Company may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Company registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some shareholders in person or by mail, telephone, telegraph or electronic mail following the original solicitation.

                                   APPENDIX A

                        AMENDMENT DATED OCTOBER 16, 2000
                                       TO
                                ARIS CORPORATION
                        1998 EMPLOYEE STOCK PURCHASE PLAN

      The ARIS Corporation 1998 Employee Stock Purchase Plan (the "ESPP") is hereby amended as follows:

      1.    Section 4 of the ESPP is amended to read as follows:

            SECTION 4. STOCK SUBJECT TO PLAN

            Subject to adjustment from time to time as provided in Section 19, a maximum of 800,000 shares of Stock may be sold under the Plan. Shares sold under the Plan shall be drawn from authorized and unissued shares or shall be shares acquired by the Company. Any shares of Stock subject to an Option that cease to be subject to the Option (other than by reason of exercise of the Option), including, without limitation, in connection with the cancellation or termination of the Option, shall again be available for sale in connection with future grants of Options under the Plan.

      The date of the adoption of such amendment by the Board of Directors of the corporation is October 16, 2000.

      The date of the approval of such amendment by the shareholders of the corporation is ______________, 2000.

                                ARIS CORPORATION

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

                                DECEMBER 21, 2000

                  SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Kendall W. Kunz and Diane Gamache, and each or both of them, proxies, with full power of substitution to vote all shares of stock of the Company which the undersigned is entitled to vote at the Special Meeting of Shareholders of Aris Corporation, to be held on Thursday, December 21, 2000 at 5:00 p.m. at the offices of the Company, 2229 - 112th Avenue NE, Bellevue, Washington and at any adjournment thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement dated November 29, 2000, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

      THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1.

      Please mark your votes as indicated in this example. [X]

      1. To approve an amendment to the Aris 1998 Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 500,000 to 800,000 shares, as recommended by the Board of Directors.

      FOR [ ]   AGAINST [ ]   ABSTAIN [ ]


                               Date:  December __, 2000

                               Signature(s) of Shareholder(s)

                               ______________________________
                               Print Name(s)

                               (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)

                               [ ] Check this box if you plan on attending the Special Meeting of Shareholders in person.